UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2009

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 1.01. ENTRY INTO OR AMENDMENT OF MATERIAL AGREEMENT.

On July 3, 2009, Regis Corporation (the Company) amended the Fourth Amended and Restated Credit Agreement (the Credit Agreement) dated as of July 12, 2007 with various lenders, as defined in the Credit Agreement, and JP Morgan Chase Bank, N.A., as administrative agent.  The material amendments to the Credit Agreement were:

•                  Reducing the borrowing capacity from $350 million to $300 million;

•                  Increasing the Company’s minimum net worth covenant, as defined in the Credit Agreement, from $675 million to $800 million;

•                  Lowering the fixed charge coverage ratio requirement, as defined in the Credit Agreement, from 1.5x to 1.3x;

•                  Amending certain definitions, including EBITDA and Fixed Charges; and

•                  Limiting the Company’s Restricted Payments, as defined in the Credit Agreement, to $20 million if the Company’s Leverage Ratio, as defined in the Credit Agreement, is greater than 2.0x.

On July 3, 2009, the Company amended the Term Loan Agreement (the Term Loan Agreement) dated as of October 3, 2008 with various lenders, as defined in the Term Loan Agreement, and JP Morgan Chase Bank, N.A., as administrative agent.  The material amendments to the Term Loan Agreement were:

•                  Increasing the Company’s minimum net worth covenant, as defined in the Term Loan Agreement, from $675 million to $800 million;

•                  Lowering the fixed charge coverage ratio requirement, as defined in the Term Loan Agreement, from 1.5x to 1.3x;

•                  Amending certain definitions, including EBITDA and Fixed Charges; and

•                  Limiting the Company’s Restricted Payments, as defined in the Term Loan Agreement, to $20 million if the Company’s Leverage Ratio, as defined in the Term Loan Agreement, is greater than 2.0x.

On July 3, 2009, the Company amended the Amended and Restated Private Shelf Agreement (the Shelf Agreement) dated as October 3, 2000, as amended by the letter amendment dated as of May 9, 2002, Letter Amendment No. 2 to Amended and Restated Private Shelf Agreement dated as of February 28, 2003, the letter amendment dated April 29, 2005, the letter amendment dated July 6, 2006 and the letter amendment dated July 31, 2007 between the Company and Prudential Investment Management, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey and the other Prudential affiliates, as defined by the Shelf Agreement.  The material amendments to the Shelf Agreement were:

•                  Increasing the Company’s minimum net worth covenant, as defined in the Shelf Agreement, from $675 million to $800 million;

•                  Lowering the fixed charge coverage ratio requirement, as defined in the Shelf Agreement, from 1.5x to 1.3x;

•                  One year after the amendment effective date, the addition of a risk based capital fee calculated on the daily average outstanding principal amount equal to an annual rate of 1.0%;

•                  Amending certain definitions, including EBITDA and Fixed Charges; and

•                  Limiting the Company’s Restricted Payments, as defined in the Shelf Agreement, to $20 million if the Company’s Leverage Ratio, as defined in the Shelf Agreement, is greater than 2.0x.

On June 29, 2009, the Company entered into a Prepayment Amendment relating to (i) the Note Purchase Agreement dated as of March 1, 2002, as amended by a First Amendment to Note Purchase Agreement dated as of March 1, 2005 among the Company and various holders and (ii) the Note Purchase Agreement dated as of March 1, 2005 among the Company and various holders.  Under the Prepayment Amendment the Company will prepay $267 million aggregate principal amount of its outstanding 7.20% Senior Notes, Series B, due 2012, 4.97% Senior Notes, Series 2005-A, Tranche 1, due 2013, 5.20% Senior Notes, Series 2005-A, Tranche 2, due 2015, Floating Rate Senior Notes, Series 2005-B, Tranche 1, due 2015 and Floating Rate Senior Notes, Series 2005-B, Tranche 2, due 2013.  The Company negotiated to prepay these notes with a premium over their principal amount that is less than the make-whole premium that is otherwise payable upon redemption.

The effectiveness of the amendments discussed above is contingent upon the completion of the offering of the Company’s convertible debt and common stock offering.

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER

10.1	Prepayment Agreement between Regis Corporation and various holders of the Senior Notes of Regis Corporation, dated June 29, 2009.

10.2	First Amendment to Term Loan Agreement dated as of October 3, 2008 among Regis Corporation and various lenders, and JP Morgan Chase Bank, N.A, dated July 3, 2009.

10.3	First Amendment to Fourth Amended and Restated Credit Agreement dated as of July 12, 2007 among Regis Corporation and various lenders and JP Morgan Chase Bank, N.A., dated July 3, 2009.

10.4

Amendment No. 6 to Amended and Restated Private Shelf Agreement between Regis Corporation and Prudential Investment Management, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey and the other Prudential affiliates, dated July 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: July 6, 2009	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT NUMBER

10.1	Prepayment Agreement between Regis Corporation and various holders of the Senior Notes of Regis Corporation, dated June 29, 2009.

10.2	First Amendment to Term Loan Agreement dated as of October 3, 2008 among Regis Corporation and various lenders, and JP Morgan Chase Bank, N.A, dated July 3, 2009.

10.3	First Amendment to Fourth Amended and Restated Credit Agreement dated as of July 12, 2007 among Regis Corporation and various lenders and JP Morgan Chase Bank, N.A., dated July 3, 2009.

10.4

Amendment No. 6 to Amended and Restated Private Shelf Agreement between Regis Corporation and Prudential Investment Management, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey and the other Prudential affiliates, dated July 3, 2009.